UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2023

BENCHMARK ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-10560	74-2211011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 South Rockford Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (623) 300-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2023, Benchmark Electronics, Inc. (NYSE: BHE) announced the appointment of Douglas Britt as an independent director to the Board of Directors of the Company effective immediately. In the press release, the Company also announced the resignation of Douglas Duncan, who has served as a board member since 2006, effective January 9, 2023. Mr. Duncan’s resignation was delivered pursuant to the retirement provisions of the Company’s Corporate Governance Guidelines and was occasioned by him attaining the age of 72. His resignation was not the result of any disagreement with management or the Board.

Mr. Britt is the President and Chief Executive Officer of Boyd Corporation, a global provider of advanced sealing, thermal management and protection solutions. Prior to joining Boyd Corporation, Mr. Britt held various senior leadership roles at Flex (NASDAQ: FLEX) from 2012 until 2020, including as President of the Integrated Solutions division. Mr. Britt also served as Corporate Vice President and Managing Director for the Americas at Future Electronics from 2009 until 2012. Prior to joining Future Electronics, Mr. Britt held leadership roles in sales, marketing, operations, and supply chain at Silicon Graphics (NYSE: SGI) from 2007 until 2009 and Solectron Corporation (NYSE: SLR) from 2000 until 2007.

Mr. Britt also currently serves on the board of directors of Helios Technologies (NASDAQ: SNHY) and is a member of the compensation committee and the audit committee.

He holds a Bachelor of Science in Business Administration from California State University, and has attended executive education programs throughout Europe, including the University of London.

For his service as a member of the Board, Mr. Britt will receive the same compensation as other non-employee directors under the Company’s current non-employee director compensation program described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 15, 2022. During 2023, our non-employee directors will receive: (a) an annual retainer of $70,000, (b) an annual retainer of $10,000 for service on the Audit and Human Capital and Compensation Committees and $7,500 for service on the Nominating, Sustainability and Governance Committee, and (c) an annual restricted stock unit (“RSU”) with a grant-date fair market value of $150,000. Mr. Britt’s annual retainer and initial RSU grant will be prorated from the date he begins serving on the Board, and the prorated RSU grant is scheduled to vest May 25, 2023.

Item 8.01 Other Events.

On January 9, 2023, the Company issued a press release relating to the matters described under Item 5.02. The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated January 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date:	January 9, 2023	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Senior Vice President, General Counsel and Chief Legal Officer